Exhibit 10.5

[Director Restricted Stock Agreement]

AVALONBAY COMMUNITIES, INC.
STOCK GRANT AND RESTRICTED STOCK AGREEMENT

Pursuant to the terms of the AvalonBay Communities, Inc. Second Amended and Restated Equity Incentive Plan, as the same may hereafter be amended (the “Plan”), in consideration for services rendered and to be rendered to AvalonBay Communities, Inc. (the “Company”) and for other good and valuable consideration, the Company is issuing to the Director named below contemporaneously herewith the Shares, upon the terms and conditions set forth herein and in the Restricted Stock Agreement Terms (the “Terms”) which are attached hereto and incorporated herein in their entirety.  Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Plan or in the Terms, as applicable.

Director Name:

Award Date:

Number of Shares Granted (“Shares”):

Vesting Schedule:                     Subject to the provisions of the Terms, the Director’s ownership interest in the Shares shall vest, and the status of the Shares as Restricted Stock and all Restrictions with respect to the Shares shall terminate, in accordance with the following schedule of events:

	Incremental		Total Shares Vested
Vesting Event	Shares Vested		After Vesting Event

September 1 after the Award Date	25%		25%
December 1 after the Award Date	25%		50%
March 1 after the Award Date (following year)	25%		75%

The day prior to the first anniversary of the Annual Meeting that was held in the year of the Award Date (or, if earlier, the day prior to the Annual Meeting held in the year after the Award Date)	25%		100%

Termination of the Director’s service as a director by vote of the Company’s stockholders for any reason other than Cause	100	%*

Failure by the Board of Directors or any authorized committee thereof to nominate the Director for re-election for any reason other than for Cause	100	%*

Failure of the Company’s stockholders to re-elect the Director	100	%*

Death or Disability of the Director	100	%*

If earlier than any of the above events, a Sale Event	100	%*

*or, if fewer, all Restricted Shares

Additional Terms/Acknowledgements: The undersigned Director acknowledges receipt of, and understands and agrees to, this Stock Grant and Restricted Stock Agreement, including, without limitation, the Terms.  The Director further acknowledges that as of the Award Date, this Stock Grant and Restricted Stock Agreement, including, without limitation, the Terms, sets forth the entire understanding between Director and the Company regarding the stock grant described herein and supersedes all prior oral and written agreements on that subject.

ATTACHMENT:  Restricted Stock Agreement Terms

AVALONBAY COMMUNITIES, INC.

RESTRICTED STOCK AGREEMENT TERMS

ARTICLE I

DEFINITIONS

The following terms used below in this Agreement shall have the meaning specified below unless the context clearly indicates to the contrary.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

Section 1.1 — Cause

“Cause” means and shall be limited to (a) an affirmative vote of the holders of at least 75 percent of the shares entitled to vote at a meeting of stockholders called for the purpose, resolving that the Director should be removed from office or (b) a vote of the Board, the Nominating Committee, if any, or any other authorized committee of the Board resolving that the Director should not be nominated for re-election as a director, in either case, as a result of (i) conviction of a felony, (ii) declaration of unsound mind by order of a court, (iii) gross dereliction of duty, (iv) commission of any act involving moral turpitude or (v) commission of an act that constitutes intentional misconduct or a knowing violation of law if such action in either event results in both an improper substantial personal benefit to such Director and a material injury to the Company.

Section 1.2 — Common Stock

“Common Stock” shall mean the common stock of the Company, $.01 par value.

Section 1.3 — Disability

“Disability” shall mean the Director’s inability to perform his normal required services for the Company and its Subsidiaries for a period of six consecutive months by reason of the individual’s mental or physical disability, as determined by the Administrator in good faith in its sole discretion.

Section 1.4  - Restricted Stock

“Restricted Stock” shall mean the Shares issued under this Agreement for as long as such shares are subject to the Restrictions (as hereinafter defined) imposed by this Agreement.

Section 1.5 - Restrictions

“Restrictions” shall mean the restrictions set forth in Article III of this Agreement.

Section 1.6 - Secretary

“Secretary” shall mean the secretary of the Company.

ARTICLE II

RESTRICTED STOCK

Section 2.1 - Restricted Stock

Any shares of Common Stock granted pursuant to this Agreement which vest on a date other than the Award Date shall be considered Restricted Stock for purposes of this Agreement and shall be subject to the Restrictions until such time or times and except to the extent that the Director’s ownership interest in Shares vests in accordance with the Vesting Schedule set forth on the first page of this Agreement.

Section 2.2 - Escrow

If the Restricted Stock is certificated, the Secretary or such other escrow holder as the Company may from time to time appoint shall retain physical custody of the certificates representing Restricted Stock, until all of the Restrictions expire or shall have been removed; provided, however, that in no event shall the Director retain physical custody of any certificates representing Restricted Stock issued to him.  The Company may cause a book entry deposit of Restricted Stock at the Company’s transfer agent in lieu of physical custody.

Section 2.3 - Rights as Stockholder

From and after the Award Date, the Director shall have all the rights of a stockholder with respect to the Shares, subject to the Restrictions herein (including the provisions of Article IV), including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares unless and to the extent that the Director’s interest in Restricted Stock shall have terminated and the Restricted Stock reverts to the Company as provided in Section 3.1 of this Agreement.

ARTICLE III

RESTRICTIONS

Section 3.1 - Reversion of Restricted Stock

Except as provided in Section 2.3, this Section 3.1, and the Vesting Schedule set forth on the first page of this Agreement, the Restricted Stock shall be the property of the Company for as long as and to the extent that the Shares are Restricted Stock pursuant to Section 2.1.  In the event that the Director’s service as a director of the Company terminates for any reason other than (a) death of the Director, (b) Disability of the Director, (c) removal of the Director from office by vote of the Company’s stockholders for any reason other than for Cause, (d) failure by the Board of Directors or any authorized committee thereof to nominate the Director for re-election for any reason other than for Cause or (e) failure of the Company’s stockholders to re-elect the Director, any interest of the Director in Shares that are Restricted Stock shall thereupon immediately terminate and all rights with respect to the Restricted Stock shall immediately revert to and unconditionally be the property of the Company; provided, however, that the Director shall be entitled to retain any cash dividends paid before the date of such event on the Restricted Stock.

Section 3.2 - Restricted Stock Not Transferable

No Restricted Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Director or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law or judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that the Director may designate one or more trusts or other similar arrangements for the benefit of the Director or members of his immediate family as the registered holders of Restricted Stock if and as long as the Director acts as trustee or in a similar capacity with respect to such trust or arrangement.  Any Restricted Stock so registered shall for all purposes hereunder be deemed to be held of record by the Director and shall be subject to all of the terms and conditions of this Agreement, including but not limited to the Restrictions and the provisions of Article III of this Agreement.

Section 3.3 - Legend

Certificates representing shares of Restricted Stock or book entries for shares of Restricted Stock issued pursuant to this Agreement shall, until all Restrictions lapse and new certificates are issued pursuant to Section 3.4, bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE TO AVALONBAY COMMUNITIES, INC. (THE “COMPANY”) UNDER THE TERMS OF THAT CERTAIN

RESTRICTED STOCK AGREEMENT BY AND BETWEEN THE COMPANY AND THE HOLDER OF THE SECURITIES.  PRIOR TO VESTING OF OWNERSHIP IN THE SECURITIES, THEY MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES.  COPIES OF THE ABOVE REFERENCED AGREEMENT ARE ON FILE AT AND MAY BE OBTAINED ON REQUEST AND WITHOUT CHARGE FROM THE OFFICES OF THE COMPANY AT 671 N. Glebe Road, Suite 800, Arlington, VA  22203.”

Section 3.4 - Lapse of Restrictions

Upon the vesting of some or all of the Restricted Stock as provided in the Vesting Schedule set forth on the first page of this Agreement, and subject to the conditions to issuance set forth in Article IV, if such Shares are certificated, the Company shall cause new certificates to be issued with respect to such vested Shares and delivered to the Director or his legal representative, free from the legend provided for in Section 3.3.

ARTICLE IV

MISCELLANEOUS

Section 4.1 - Conditions to Issuance of Stock

The Company shall not be required to issue or deliver any certificate or certificates for shares of stock or enter the Director’s name as the stockholder of record on the books of the Company pursuant to this Agreement prior to fulfillment of all of the following conditions:

(a)           The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

(b)           The completion of any registration or other qualification of such shares under any state or Federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Company shall deem necessary or advisable; and

(c)           The obtaining of any approval or other clearance from any state or Federal governmental agency which the Company shall, in its absolute discretion, determine to be necessary or advisable; and

(d)           The payment by the Director of all amounts required to be withheld under federal, state and local tax laws, with respect to the issuance of Restricted Stock and/or the lapse or removal of any of the Restrictions.

Section 4.2 - Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Director shall be addressed to him at the address maintained in the Company’s records.  By a notice given pursuant to this Section 4.2, either party may hereafter designate a different address for notices to be given to it or him.  Any notice which is required to be given to the Director shall, if the Director is then deceased, be given to the Director’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 4.2.  Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 4.3 - Titles

Titles and captions are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 4.4 - Amendment

This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

Section 4.5 — Governing Law

The laws of the State of Maryland shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 4.6 - Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 4.7 - No Special Rights

This Agreement does not, and shall not be interpreted to, create any right on the part of the Director to nomination, election or continued service as a director of the Company or any subsidiary or affiliate thereof, nor to any continued compensation, prerequisites or other current or future benefits or other incidents of such service nor shall it interfere with or restrict in any way any right or power, which is hereby expressly reserved, to remove or not to renominate the Director at any time for any reason whatsoever, with or without cause.

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